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                                CONTRACT SCHEDULE

OWNER: [John Doe]                             SEX: [M]  AGE AT ISSUE: [50]

JOINT OWNER: [Jane Doe]                       SEX: [F]  AGE AT ISSUE: [50]

ANNUITANT: [John Doe]                         SEX: [M]  AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]                   ISSUE DATE: [February 15, 2001]

PLAN TYPE: [Qualified, IRA, Non-Qualified,    MATURITY DATE: [February 15, 2046]
           SIMPLE IRA, SEP, ROTH IRA]

PRODUCT CLASS: [Bonus Class]

PURCHASE PAYMENT: [$100,000.00]

[MAXIMUM DISABILITY WAIVER ATTAINED AGE: 65

MAXIMUM TERMINAL ILLNESS RIDER ISSUE AGE: 80

MAXIMUM NURSING HOME OR HOME HOSPITAL CONFINMENT RIDER ISSUE AGE: 80]

PURCHASE PAYMENTS:                  [No payment can be made within [5] years of
                                    the Maturity Date. We reserve the right to reject any Purchase Payment.]

   MINIMUM SUBSEQUENT PURCHASE
   PAYMENT: [$500.00.] [However, for IRAs, SEPs, SIMPLE IRAs and Roth IRAs, in order to avoid cancellation of the Contract, we will accept a Purchase Payment of at least $50 once in every 24 month period. We will also accept subsequent Purchase Payments as required under applicable law and federal tax law.]

   MAXIMUM TOTAL PURCHASE
   PAYMENTS:                        [$1,000,000.00]

[PURCHASE PAYMENT CREDITS:          [3%] of each Purchase Payment for cumulative
                                    Purchase Payments received during the first
                                    Contract Year.]

MINIMUM ACCOUNT BALANCE REQUIRED:   [$2,000.00]

BENEFICIARY:                        As designated by you as of the Issue Date
                                    unless changed in accordance with the
                                    Contract provisions.

PRODUCT CHARGES:
   [SEPARATE ACCOUNT:               We assess certain daily charges on an annual
                                    basis to the percentages set out below of the average daily net asset value of each Investment Division of the Separate Account:

                                    Separate Account Charges: [1.70%]

                                    Additional Separate Account Charge on
                                    Investment Divisions:
                                        [XYZ Funds]                 [0.15%]

                                    We reserve the right to impose additional
                                    Separate Account Charges on Investment
                                    Divisions that we may add to the Contract at any future date. The addition for any Investment Division will not be greater than [0.25%] basis points.

                                    Death Benefit Rider Charge: [0.30%]

                                    [Additional Death Benefit Rider Charge:
                                    [0.25%]]

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ANNUAL CONTRACT FEE:                The Annual Contract Fee is [$30.00] each
                                    Contract Year. If a total withdrawal is made during the Accumulation Period, the full Annual Contract Fee will be deducted at the time of the total withdrawal. If your Account Balance on the last day of the Contract Year is at least [$50,000.00], then no Annual Contract Administrative Fee is deducted. On the Annuity Calculation Date a pro-rata portion of the Annual Contract Fee for the applicable portion of the Contract Year will be deducted from the Account Balance as described above. On the Annuity Calculation Date, if your Account Balance is at least [$50,000.00], then no Annual contract Fee is deducted. During the Income Period, we reserve the right to deduct the Annual Contract Fee of [$30.00] each Contract Year, pro-rata from each Income Payment.

[LIFETIME GWB RIDER SPECIFICATIONS:
----------------------------------

LIFETIME GWB EFFECTIVE DATE:                  [February 15, 2007]

MINIMUM LIFETIME INCOME AGE:                  [59 1/2]

INITIAL TOTAL GUARANTEED WITHDRAWAL AMOUNT:   [$100,000.00]

MAXIMUM BENEFIT AMOUNT:                       [$5,000,000]

COMPOUNDING INCOME PERIOD END DATE:           [10th Contract Anniversary]

COMPOUNDING INCOME PERCENTAGE:                [5%]

GWB WITHDRAWAL RATE:                          [5%]

AUTOMATIC STEP-UP DATE:                       [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:                [85]

MAXIMUM RIDER CHARGE:                         [0.95% for Single Life Version,
                                              1.40% for Joint Life Version]

LIFETIME GWB INVESTMENT DIVISIONS AVAILABLE   [MetLife Defensive Strategy
FOR ALLOCATIONS AND TRANSFERS:                Portfolio, MetLife Moderate
                                              Strategy Portfolio, MetLife
                                              Balanced Strategy Portfolio,
                                              MetLife Growth Strategy Portfolio,
                                              Money Market Portfolio]

LIFETIME GWB FEE RATE:                        [0.50% for Single Life Version,
                                              0.70% for Joint Life Version]

LIFETIME GWB CANCELLATION WINDOW PERIODS:     [30 day period following the 5th,,
                                              10th, and 15th and later Contract
                                              Anniversaries]

GUARANTEED PRINCIPAL ADJUSTMENT ELIGIBILITY   [15th Contract Anniversary]]
DATE:

SEPARATE ACCOUNT:                [Metropolitan Life Separate Account E]

TRANSFER REQUIREMENTS:

[NUMBER PERMITTED: We will permit a maximum of up to [12] transfers per Contract Year (excluding transfers resulting from our automated strategies).

There may be further limitations on transfers from the Fixed Account to the Investment Divisions and transfers from the Investment Divisions to the Fixed Account as set forth in the Fixed Account Rider.

TRANSFER FEE: In the event that [12] transfers are made in a Contract Year (excluding those related to our automated strategies), we reserve the right to deduct a Transfer Fee of up to [$25.00] for each additional transfer in such Contract Year. The Transfer Fee will

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be deducted from the Investment Division or the Fixed Account from which the transfer is made. However, if the entire interest in the account option is being transferred, the Transfer Fee will be deducted from the amount that is transferred.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from an Investment Division (excluding transfers resulting from our automated strategies) is [$500.00] or your entire interest in the Investment Division, if less.]

WITHDRAWALS: [A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

     1. Earnings in the Contract (Earnings are equal to your Account Balance less Purchase Payments not previously withdrawn); then

     2.   The Free Withdrawal Amount described below, if any; and then

     3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

          Withdrawal Charges are determined in accordance with the following schedule:

                               WITHDRAWAL CHARGES

            NUMBER OF COMPLETE YEARS
            FROM RECEIPT OF PURCHASE PAYMENT   % CHARGE
            --------------------------------   --------
            [0                                    9
            1                                     8
            2                                     8
            3                                     7
            4                                     6
            5                                     4
            6                                     3
            7 and thereafter                      0]

No withdrawal charge will be deducted in the event of:

1.   Maturity of the Contract; or

2.   Payment of the Death Benefit; or

3.   Application of your Adjusted Account Balance to an Annuity Option; or

4.   Any waiver included subject to the issuance of a Rider.

5. If the withdrawal is required for you to avoid Federal Income Tax penalties or to satisfy Federal Income Tax rules concerning minimum distribution requirements that apply to this annuity. For purposes of this exception, we assume that this annuity is the only contract or funding vehicle from which distributions are required to be taken and we will ignore all other account balances. This exception does not apply to non-qualified or Roth IRA annuities.

6. If you properly "re-characterize" as permitted under Federal Tax Law your MetLife traditional IRA deferred annuity or MetLife Roth IRA deferred annuity.

7. If you transfer your Account Balance to another MetLife annuity and we agree in writing that none will apply.]]

[FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Balance free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This amount is non-cumulative.

A Withdrawal Charge will not be assessed against Earnings withdrawn from your Contract. The Earnings are equal to the Account Balance minus the Purchase Payments not previously withdrawn from your Contract.

A Withdrawal Charge will not be assessed against any withdrawal in the first Contract year that is part of a monthly systematic withdrawal program in which the monthly withdrawal amount does not exceed 1/12 of 10% of total Purchase Payments.]

MINIMUM PARTIAL WITHDRAWAL: [$500.00]

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: [$2,000.00]

ANNUITY OPTION INFORMATION:
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1.   [The Maturity Date is the first contract anniversary after the Annuitant's
     95th birthday.

2.   The Annuity Date must not be less than 30 days from the Issue Date.

3. For Variable Income Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 4.00%.

4. For Fixed Income Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at [3%.]]

[FIXED ACCOUNT:

     INITIAL INTEREST RATE:[4.60%] INITIAL GUARANTEE PERIOD EXPIRES: [02/15/02] [Allocations to the Fixed Account not currently available]

   MINIMUM GUARANTEED INTEREST RATE: [2.15%] annually

[INITIAL EDCA PERIOD: 12 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [4.00%]

INITIAL EDCA PERIOD: 6 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [9.00%]]

ADMINISTRATIVE OFFICE:

[MetLife
12902 East 51st Street
Tulsa, OK 74134]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Fixed Account Rider for Variable Annuity
Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Death Benefit Rider (Greater of Return of Purchase Payments/5th Step-up) Death Benefit Rider (Return of Purchase Payments)
Death Benefit Rider (Greater of Annual Step-up or 5% Annual Increase) Death Benefit Rider (Annual Step-up)
Purchase Payment Credit Rider
Guaranteed Minimum Income Benefit Rider (Living Benefit)
Guaranteed Withdrawal Benefit Rider
Lifetime Guaranteed Withdrawal Benefit Rider
Guaranteed Minimum Accumulation Benefit Rider
Additional Death Benefit Rider (Earnings Preservation Benefit)
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider
Waiver of Withdrawal Charge for Disability Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
SIMPLE Individual Retirement Annuity Endorsement
401 Plan Endorsement
Tax Sheltered Annuity Endorsement
Unisex Annuity Rates Endorsement]

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